As filed with the Securities and Exchange Commission on September 7, 2001
                                                   Registration No. 333-62006

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ____________________________________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ____________________________________
                               Max Re Capital Ltd.
             (Exact Name of Registrant as Specified in Its Charter)

      Bermuda                                            Not Applicable
  (State or Other                                       (I.R.S. Employer
   Jurisdiction of                                    Identification Number)
   Incorporation or
    Organization)
                      ____________________________________
                                   Ascot House
                                 28 Queen Street
                                 Hamilton HM 11
                                     Bermuda
                            Telephone: (441) 296-8800
          (Address of Principal Executive Offices, Including Zip Code)

                               MAX RE CAPITAL LTD.
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                            Telephone: (212) 590-9200
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                      ____________________________________
                                 With a copy to:

    Stephen E. Older, Esq.                              Lisa J. Marshall
    Kerry E. Berchem, Esq.                            Conyers Dill & Pearman
 Akin, Gump, Strauss, Hauer &                             Clarendon house
        Feld, L.L.P.                                      2 Church Street
     590 Madison Avenue                              Hamilton, HM 11, Bermuda
  New York, New York 10022                           Telephone:(441) 295-1922
  Telephone:(212) 872-1000
                      ____________________________________

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================= ======================== =======================
 Title of Securities to         Amount to be           Proposed Maximum        Proposed Maximum             Amount of
    be Registered (1)          Registered (2)         Offering Price Per      Aggregate Offering         Registration Fee
                                                          Share (3)                  Price

-------------------------- ------------------------ ----------------------- ------------------------ -----------------------
Common Shares, par value          2,000,000                 $14.39                $28,780,000                 $7,195
$1.00 per share
========================== ======================== ======================= ======================== =======================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Max Re Capital Ltd. Amended and Restated 2000 Stock Incentive Plan.

(2) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional Common Shares which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding common shares, par value $1.00 per share (the "Common Shares").

(3) Estimated pursuant to Rule 457(h) solely for purpose of calculating the registration fee based upon $14.39, the average of the high and low prices for the Common Shares reported on the NASDAQ National Market System on September 4, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.

               Information required by Part I to be contained in the section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

Item 2.        Registrant Information and Employee Plan Annual Information.

               Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement by reference.

               (a) the Registrant's Registration Statement on Form S-1 (No. 333-62006), as filed with the Commission on August 14, 2001, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b) the Registrant's Registration Statement on Form 8-A (No. 000-33047), as filed with the Commission on August 6, 2001, pursuant to Section 12(g) of the Exchange Act; and

               (c) the description of the Registrant's Common Shares set forth under the heading "Description of Capital Stock" contained in the Prospectus filed as part of the Registrant's Registration Statement on Form S-1 (No. 333-62006).

               All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

               Not required.

Item 5.        Interests of Named Experts and Counsel.

               Certain members of Akin, Gump, Strauss, Hauer & Feld, L.L.P., including Stephen E. Older and Kerry E. Berchem, own common shares of the Registrant.

Item 6.        Indemnification of Directors and Officers.

               The Companies Act 1981 of Bermuda, as amended, provides that a Bermuda company may indemnify its directors and officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of the director's or officer's own fraud or dishonesty.

               The Registrant's bye-laws provide for indemnification of its directors, officers and certain other persons to the fullest extent permitted by Bermuda law, as the same may be amended from time to time. In addition, the bye-laws permit the Registrant to purchase and maintain insurance to protect itself and any director, officer or other persons entitled to indemnification by the Registrant, to the fullest extent permitted by law.

Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.        Exhibits.

               See attached Exhibit list.

Item 9.        Undertakings.

               (a)  The undersigned hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                      (i)to include any prospectus  required by Section 10(a)(3)
                         of the Securities Act;

                      (ii) to  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) to include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 7th day of September 2001.

                                  Max Re Capital Ltd.

                                  /S/ ROBERT J. COONEY
                                  ---------------------------------------------
                                  By:    /s/ Robert J. Cooney
                                  Name:  Robert J. Cooney
                                  Title: Chief Executive Officer and President



                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Max Re Capital Ltd., a Bermuda limited liability company, constitutes and appoints, jointly and severally, Robert J. Cooney and Keith S. Hynes, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) a registration statement or statements on Form S-8, or such other form as may be recommended by counsel, to be filed with the Commission, and any and all amendments and post-effective amendments thereto, and any and all post-effective amendments to registration statements on Form S-8 previously filed with the Commission, and any and all instruments and documents filed as part of or in connection with the said registration statement or amendments thereto, with respect to the Registrant's benefit and incentive plans and (2) any registration statements, reports and applications relating thereto to be filed by the Registrant with the Commission and/or any national securities exchanges under the Exchange Act, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with such registration statements or reports or amendments thereto; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that the said attorneys-in-fact and agents or either of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant  to  the   requirements  of  the  Securities  Act,  this
Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of September 2001.

             SIGNATURE                                       TITLE
             ---------                                       -----


/s/ Robert J. Cooney                      Director, Chairman, President and
-----------------------------             Chief Executive Officer
Robert J. Cooney


/s/ W. Dave Brining                       Executive Vive President - Property
-----------------------------             And Casualty Operations
W. Dave Brining


/s/ Keith S. Hynes                        Executive Vice President and Chief
-----------------------------             Financial Officer
Keith S. Hynes


/s/ Philip R. Kruse                       Executive Vice President - Life and
-----------------------------             Annuity Operations
Philip R. Kruse


/s/ Peter A. Minton                       Executive Vice President and Chief
-----------------------------             Risk Officer
Peter A. Minton


/s/ Louis Moore Bacon                     Director
-----------------------------
Louis Moore Bacon


/s/ Zack H. Bacon, III                    Deputy Chairman and Director
-----------------------------
Zack H. Bacon, III


/s/ Stephan W. Bub                        Director
-----------------------------
Stephan W. Bub


/s/ Laurence W. Cheng                     Director
-----------------------------
Laurence W. Cheng


                                          Director
-----------------------------
Glenn Dubin


/s/ Willis T. King, Jr.                   Director
-----------------------------
Willis T. King, Jr.

/s/ Peter J. Rackley                      Director
-----------------------------
Peter J. Rackley


/s/ James L. Zech                         Director
-----------------------------
James L. Zech


/s/ Mario P. Torsiello                    Director
-----------------------------
Mario P. Torsiello


/s/ William H. Heyman                     Director
-----------------------------
William H. Heyman


                                          Director
-----------------------------
Steven M. Skala

                                  EXHIBIT INDEX


Number               Title of Exhibit
------               ----------------

4.1 Memorandum of Association (incorporated herein by reference to the Registrant's Registration Statement on Amendment No. 1 to Form S-1 (No. 333-62006), filed with the Commission on July 6, 2001).

4.2 Bye-Laws (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (No. 333-62006), as originally filed with the Commission on May 31, 2001).

4.3 Specimen Common Share Certificate (incorporated herein by reference to the Registrant's Registration Statement on Amendment No. 5 to Form S-1 (No. 333-620061), filed with the Commission on August 13, 2001).

*4.4                 Max  Re  Capital  Ltd.  Amended  and  Restated  2000  Stock
                     Incentive Plan

*5.1                 Opinion of Conyers Dill & Pearman

*23.1                Consent of KPMG

*23.2 Consent of Conyers Dill & Pearman (included in the opinion filed as Exhibit 5.1 hereto).

*24.1 Power of Attorney (included as part of the signature pages).

--------------------------
*Filed herewith




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